AMENDMENT
                                    ---------
                                       TO
                                       --
                       CERTIFICATE OF LIMITED PARTNERSHIP
                       ----------------------------------
                                       OF
                                       --
                         RIO VISTA ENERGY PARTNERS L.P.
                         ------------------------------

1.   The name of the Limited Partnership is RIO VISTA ENERGY PARTNERS L.P.

2.   The address of the General Partner is hereby changed to:

                          820 GESSNER ROAD, SUITE 1285
                                HOUSTON, TX 77024

     It is declared that the undersigned General Partner executed this Amendment to Certificate of Limited Partnership as its act and deed.

     Dated as of September 17, 2003


                                        RIO VISTA GP LLC,
                                        the sole general partner

                                        By:  /s/ Ian T. Bothwell
                                           ----------------------
                                             Ian T. Bothwell, Treasurer
                                             Authorized Officer


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